UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 14, 2008, Broadridge Financial Solutions, Inc. (the “Company”) posted key statistics of (i) its Investor Communication Solutions, Securities Processing Solutions and Clearing and Outsourcing Solutions businesses for the fiscal quarter ended September 30, 2008, and (ii) its Investor Communication Solutions business for the fiscal years ended 2006, 2007 and 2008 and the fiscal quarters of 2007 and 2008, as adjusted to provide fee revenue separate from distribution revenue, on the Company’s website at www.broadridge.com in the Investor Relations section. A copy of the statistics is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On November 14, 2008, the Company posted the services definitions referenced in the Investor Communication Solutions statistics included in Exhibit 99.1 hereto on the Company’s website at www.broadridge.com in the Investor Relations section. A copy of the definitions is attached hereto as Exhibit 99.2.

The information furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Key Statistics for (i) the Fiscal Quarter ended September 30, 2008, and (ii) the Investor Communication Solutions business for the fiscal years ended 2006, 2007 and 2008, and the fiscal quarters of 2007 and 2008, as adjusted to provide fee revenue separate from distribution revenue

99.2	Investor Communication Solutions Segment-Services Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2008

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Dan Sheldon
Name:	Dan Sheldon
Title:	Vice President, Chief Financial Officer